UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

A. Schulman, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

-----Original Message-----
From:	joe_gingo@us.aschulman.com [mailto:joe gingo@us.aschulman.com]
Sent:	Thursday, January 10, 2008 08:34 AM Eastern Standard Time
To:	kenneth.elmgren@dimensional.com
Subject:	Preliminary Results
Kenneth,
Please call me this morning if you are able (330-861-8755). We would like to explain that based on preliminary results, it appears that the vote of Dimensional determines the outcome in the director election.
Thank you.
Joe Gingo
[A. Schulman Inc. — Email Disclaimer]
The content(s) of this e-mail and attachment (s) are confidential, may be legally privileged and is for the use of the intended recipient only. Access, disclosure, copying, distribution or reliance on any of it by anyone else is prohibited. If received in error, please delete and e-mail confirmation to the sender.
A. Schulman Inc. does not guarantee that the information sent and/or received by or with this e-mail is correct and does not accept any liability for damages related thereto.